Exhibit 99.1

SOUTHERN PERU COPPER CORPORATION

FOR IMMEDIATE RELEASE

SOUTHERN PERU SHAREHOLDERS ELECTED DIRECTORS AND RATIFIED AUDITORS

MEXICO CITY, D.F. April 30, 2004 – Shareholders of Southern Peru Copper Corporation (NYSE and LSE: PCU) (SPCC) on April 29, 2004 elected 13 directors and ratified the selection by the Board of PricewaterhouseCoppers, as independent accountants at SPCC’s annual meeting here.

Directors elected to represent the common shareholders of SPCC are Messrs. Luis Miguel Palomino Bonilla and Gilberto Perezalonso Cifuentes.

Elected to represent the Class A shareholders are Messrs. Emilio Carrillo Gamboa, Jaime Claro, Jaime Fernando Collazo González, Xavier García de Quevedo Topete, Oscar González Rocha, Harold S. Handelsman, Germán Larrea Mota-Velasco, Genaro Larrea Mota-Velasco, Armando Ortega Gómez, Juan Rebolledo Gout, and Carlos Ruiz Sacristán.

Southern Peru Copper Corporation is one of Peru’s largest companies and one of the ten largest copper producers worldwide.  The ownership of SPCC’s shares, either directly or through subsidiaries, is as follows: Grupo Mexico (54.2%), Cerro Trading Company (14.2%), Phelps Dodge (14.0%) and other shareholders (17.6%).